As filed with the Securities and Exchange Commission on October 25, 2012

Registration No. 333-153596

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ADA-ES, INC.

(Exact name of registrant as specified in its charter)

Colorado	84-1457385
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9135 South Ridgeline Boulevard, Suite 200,

Highlands Ranch, Colorado

(303) 734-1727

(Address, Including Zip Code, and Telephone Number, Including Area Code,

of Registrant’s Principal Executive Offices)

Mark H. McKinnies

9135 South Ridgeline Boulevard, Suite 200,

Highlands Ranch, Colorado 80129

(303) 734-1727

(Name, Address, Including Zip Code, and Telephone Number, Including Area

Code, of Agent For Service)

Copies to:

Julie A. Herzog, Esq.

Andrew Lopez, Esq.

SCHUCHAT, HERZOG & BRENMAN, LLC

1900 Wazee Street, Suite 300

Denver, CO 80202

(303) 295-9700

Approximate date of commencement of proposed sale to the public: Not Applicable. This post-effective amendment deregisters those securities that remain unissued or unsold hereunder as of the effective date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

ADA-ES, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-3 (File No. 333-153596) (the “Registration Statement”) to deregister the shares of the Registrant’s common stock, no par value (the “Shares”), registered with the Securities and Exchange Commission on the Registration Statement that have not been resold. The Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister the Shares because the Registrant’s obligation to keep the Registration Statement effective pursuant to the terms of the Registrant’s Subscription and Registration Rights Agreements with the selling shareholders identified in the prospectus included in the Registration Statement has expired. Pursuant to the undertaking contained in the Registration Statement, the Registrant hereby terminates the effectiveness of the Registration Statement and deregisters all of the Shares registered on the Registration Statement that were not resold thereunder as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Highlands Ranch, State of Colorado, on October 25, 2012.

ADA-ES, INC.

By:	/s/ Mark H. McKinnies
Mark H. McKinnies
Senior Vice President and Chief Financial Officer

Note: No other person is required to sign this Post-Effective Amendment No. 1 to Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.